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                                                                   EXHIBIT 24.2


                           CERTIFICATE OF SECRETARY
                                      OF
                            EAGLE BANCSHARES, INC.


         I, Richard B. Inman, Jr., do hereby certify that I am the duly elected, qualified and acting Secretary of Eagle Bancshares, Inc. (the "Company"), and do hereby certify further that the Board of Dirctors of the Company duly adopted the following resolution at a meeting duly called and held and that such resolution remains in full force and effect on the date hereof:

                FURTHER RESOLVED, that each Director, Authorized Officer and other officer authorized by the foregoing resolution to sign the Registration Statement hereby is authorized to execute a Power of Attorney appointing Mr. Burrell, Mr. Sechler, Jr. and Mr. Inman, or any of them, his or her true and lawful attorneys-in-fact and agents to execute in his or her name, place and stead said Registration Statement and any and all amendments thereto (including post-effective amendments) and all instruments necessary in conjunction therewith.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 5th day of January, 1996.

                                   /s/ Richard B. Inman, Jr.
                                   ----------------------------------
                                   Richard B. Inman, Jr.
                                   Secretary